Exhibit 32.0
CERTIFICATION
     The undersigned, as the Chairman, President and Chief Executive Officer, and as the Chief Financial Officer of AGCO Corporation, respectively, certify that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the period ended June 30, 2007, which accompanies this certification fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of AGCO Corporation at the dates and for the periods indicated. The foregoing certifications are made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.
     This 9th day of August 2007.

/s/ Martin Richenhagen
Martin Richenhagen
Chairman, President and Chief Executive Officer

/s/ Andrew H. Beck
Andrew H. Beck
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AGCO Corporation and will be retained by AGCO Corporation and furnished to the Securities and Exchange Commission or its staff upon request.